Exhibit 10.4

Execution Version

PLEDGE AND SECURITY AGREEMENT

dated as of November 15, 2018

among

WAITR Inc.

and

Each Other Grantor
From Time to Time Party Hereto

and

Luxor Capital Group, LP
as Collateral Agent

i

TABLE OF CONTENTS

(continued)

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Location of Inventory and Equipment
Schedule 4	Pledged Collateral
Schedule 5	Intellectual Property

iii

PLEDGE AND SECURITY AGREEMENT, dated as of November 15, 2018, by Waitr Inc., a Delaware corporation (“Borrower”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.6 (together with Borrower, the “Grantors” and each, a “Grantor”), in favor of Luxor Capital Group, LP (“Luxor Capital”), as administrative agent (in such capacity, “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”) for the Lenders and each other Secured Party (each as defined in the Credit Agreement referred to below).

WITNESSETH:

WHEREAS, pursuant to the Credit and Guaranty Agreement dated as of November 15, 2018 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Borrower, the other Credit Parties party thereto, Luxor Capital, as Administrative Agent and Collateral Agent, and the other financial institutions party thereto, the Lenders have severally agreed to make an extension of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extension of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extension of credit to Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to Collateral Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and Administrative Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extension of credit to Borrower thereunder, each Grantor hereby agrees with Collateral Agent as follows:

ARTICLE I

Defined Terms

Section 1.1           Definitions. (a) Capitalized terms used herein without definition are used as defined in the Credit Agreement.

(b)          The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)          The following terms shall have the following meanings:

“Agreement” means this Pledge and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement.

“Collateral” has the meaning specified in Section 2.1.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

“Excluded Equity” means any voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary, which, pursuant to the terms of the Credit Agreement, is not required to guaranty the Obligations. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Capital Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than a Credit Party and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Capital Stock related thereto, (B) to the extent the creation of a Lien thereon by such Grantor would result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor in any such permit, license, or Contractual Obligation or (C) to the extent that any requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, (1) in each case, to the extent not entered into in anticipation of the Closing Date or such acquisition and except, in each case, to the extent that term in such contract providing for such prohibition purports to prohibit the granting of a security interest over all assets of such Credit Party or any other Credit Party and (2) with respect to the prohibition in (A) and (C), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of Law, (iii) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment, (iv) any “intent to use” Trademark applications for which a statement of use has not been filed and accepted with the U.S. Patent and Trademark Office (but only until such statement is filed and accepted with the U.S. Patent and Trademark Office), (v) assets located outside the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets under such non-U.S. jurisdiction, including any intellectual property registered in any non-U.S. jurisdiction if the creation or perfection of pledges of, or security interests in, any property or assets would reasonably be expected to result in material adverse tax consequences to Holdings and its Subsidiaries, as reasonably determined by the Borrower, (vi) assets of and equity interests in any Person (other than a wholly owned Subsidiary) to the extent a security interest is not permitted to be granted by the terms of such Person’s organizational documents or joint venture documents, (vii) motor vehicles and other assets subject to certificates of title except to the extent a security interest therein may be perfected by the filing of a UCC financing statement and (viii) particular assets if, and for so long as, in each case, reasonably agreed by the Collateral Agent and the Borrower, the cost of creating or perfecting such pledges or security interests in such assets exceed the practical benefits to be obtained by the Lenders therefrom; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to registered Internet domain names.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Pledged Certificated Stock” means all certificated securities and any other Capital Stock of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Capital Stock listed on Schedule 4. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 4, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Capital Stock of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 4, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Secured Obligations” has the meaning specified in Section 2.2.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable requirement of Law, any of the attachment, perfection or priority of Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

Section 1.2           Certain Other Terms.

(a)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)          Other Interpretive Provisions.

(i)          Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii)         The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)        Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iv)        Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, unless otherwise specified or expressly limited herein, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v)         Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Credit Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Credit Document.

(vi)        Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

Grant of Security Interest

Section 2.1           Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)          all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;

(b)          the commercial tort claims described on Schedule 1 and on any supplement thereto received by Collateral Agent pursuant to Section 4.9;

(c)          all books and records pertaining to the other property described in this Section 2.1;

(d)          all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)          all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f)          to the extent not otherwise included, all proceeds of the foregoing.

Section 2.2          Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to Collateral Agent for the benefit of the Secured Parties, and grants to Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property and the term “Collateral” (and any component term thereof) shall not include such assets constituting Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein and the term “Collateral” (and any component term thereof) shall include such assets. Each Grantor hereby represents and warrants that the Excluded Property, when taken as a whole, is not material to the business operations or financial condition of the Grantors, taken as a whole.

ARTICLE III

Representations and Warranties

To induce the Lenders and each Agent to enter into the Credit Documents, each Grantor hereby represents and warrants each of the following to Collateral Agent, the Lenders and the other Secured Parties:

Section 3.1             Title; No Other Liens. Except for the Lien granted to Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and other Permitted Liens under any Credit Document (including Section 3.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (other than Permitted Liens).

Section 3.2           Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of Collateral Agent for the benefit of the Secured Parties in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions which as of the Closing Date are specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Collateral Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements to the extent required by the Credit Agreement, (iii) in the case of all United States registered Copyrights and Copyright applications, United States federal Trademarks registrations and applications, and United States issued Patents and Patent applications for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to Collateral Agent over such letter-of-credit rights and (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Collateral Agent over such electronic chattel paper. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over Collateral Agent’s Lien by operation of law upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to Collateral Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Collateral Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to Collateral Agent of such instruments and tangible chattel paper. Except as set forth in this Section 3.2, or otherwise permitted in the Credit Agreement or this Agreement, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 3.3           Locations of Inventory, Equipment and Books and Records. As of the Closing Date, such Grantor’s inventory and equipment (other than inventory or equipment in transit, out for repair or in possession of employees, in each case, in the ordinary course of business) and books and records concerning the Collateral are kept at the locations listed on Schedule 3, as updated from time to time pursuant to Section 4.2.

Section 3.4           Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (a) as of the Closing Date, is listed on Schedule 4 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4, (b) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships) and (c) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(b)          As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to Collateral Agent in accordance with Section 4.3(a).

(c)          Subject to Section 5.3, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 3.5           Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.6(a).

Section 3.6           Intellectual Property.

(a)          Schedule 5 sets forth as of the Closing Date and hereafter as required by Section 4.7 a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration by any Grantor, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software and (iii) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b)          On the Closing Date, all Material Intellectual Property owned by such Grantor is in full force and effect, subsisting, unexpired and, to such Grantor’s knowledge, valid and enforceable and no Material Intellectual Property has been abandoned. Except as set forth on Schedule 5 hereto, to such Grantor’s knowledge, no breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Credit Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. Except as set forth on Schedule 5 hereto, there are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor (other than office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property). Except as set forth on Schedule 5 hereto, to such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Material Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 3.7           Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the Closing Date (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 3.8          Specific Collateral. None of the Collateral is, or is proceeds or products of, farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 3.9           Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

ARTICLE IV

COVENANTS

Each Grantor agrees with Collateral Agent to the following, until the Facility Termination Date:

Section 4.1           Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. Such Grantor shall (i) not use or knowingly permit any Collateral to be used unlawfully or in violation of any provision of any Credit Document or any policy of insurance covering the Collateral, and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or Collateral Agent to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)          Subject to Section 4.1(g), such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons (other than the holders of Permitted Liens), subject to the rights of such Grantor under the Credit Documents to dispose of the Collateral and Liens as permitted by, or otherwise in accordance with, the terms, conditions and limitations of, the Credit Agreement or any other Credit Document.

(c)          Such Grantor shall furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Collateral Agent may reasonably request, which requests shall be made no more frequently than once per calendar quarter (with such statement to be delivered no earlier than concurrently with the Compliance Certificate in connection with the financial statements delivered pursuant to Section 5.1(c) of the Credit Agreement), except after the occurrence and during the continuance of an Event of Default, all in reasonable detail and in form and substance reasonably satisfactory to Collateral Agent.

(d)          At any time and from time to time, upon the written request of Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as Collateral Agent may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of Collateral Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts (other than Excluded Accounts).

(e)          Without limiting such Grantor’s obligations under this Agreement, Collateral Agent and Borrower shall determine, in their reasonable discretion, whether the costs of perfecting any Lien granted to Collateral Agent hereunder outweighs the benefits of perfection, and to the extent Collateral Agent and Borrower each have in any particular circumstance so determined that the costs outweigh the benefits, such Grantor shall not be required to comply with the applicable provision of this Article IV to cause such Lien to be perfected (without limiting such Grantor’s other obligations under this Agreement, including pursuant to this Article IV).

Section 4.2           Changes in Locations, Name, Etc. Except upon ten (10) Business Days’ prior written notice to Collateral Agent (or such shorter period as Collateral Agent may approve in its sole discretion) and delivery to Collateral Agent of (a) all documents reasonably requested by Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 3 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)          permit any inventory or equipment with an aggregate value in excess of $350,000 to be kept at a location other than those listed on Schedule 3, except for inventory or equipment in transit, out for repair or in possession of employees, in each case, in the ordinary course of business.

(ii)         change its jurisdiction of organization or its location; or

(iii)        change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 4.3           Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Collateral Agent, in suitable form for transfer and in form and substance reasonably satisfactory to Collateral Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account to the extent required by the terms of this Agreement.

(b)          Event of Default. During the continuance of an Event of Default, Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)          Cash Distributions with respect to Pledged Collateral. Except as provided in Article V and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)          Voting Rights. Except as provided in Article V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Credit Document.

Section 4.4            Accounts.

(a)          Such Grantor shall not, other than in the ordinary course of business or otherwise permitted by the Credit Documents, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could materially adversely affect the value thereof.

(b)          So long as an Event of Default is continuing, Collateral Agent shall have the right to make test verifications of the accounts of any Grantor in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as Collateral Agent may reasonably require in connection therewith.

Section 4.5            Commodity Contracts. Such Grantor shall not have any commodity contract with value in excess of $350,000 unless subject to a Control Agreement.

Section 4.6          Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any individual amount in excess of $350,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 4.3(a) and in the possession of Collateral Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Luxor Capital Group, LP, as Collateral Agent” and, at the request of Collateral Agent, shall immediately deliver such instrument or tangible chattel paper to Collateral Agent, duly indorsed in a manner reasonably satisfactory to Collateral Agent.

(b)          Except as otherwise permitted by this Agreement or the Credit Agreement, such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than Collateral Agent.

(c)          If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $350,000, such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify the Collateral Agent thereof and enter into a Contractual Obligation with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to the Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Agent.

(d)          If any aggregate amount in excess of $350,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 4.7          Intellectual Property. (a) On the required date for delivery of any Compliance Certificate in connection with financial statements delivered pursuant to Section 5.1(c) of the Credit Agreement, if any change has been made to Schedule 5 for such Grantor, such Grantor shall provide Collateral Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 4.7 and any other documents that Collateral Agent reasonably requests with respect thereto.

(b)          Except as otherwise permitted under the Credit Agreement, such Grantor shall (and shall use commercially reasonable efforts to cause all its licensees to (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement, (5) not knowingly do any act or knowingly omit to do any act whereby such Trademark included in the Material Intellectual Property (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way and (6) not knowingly do any act or knowingly omit to do any act whereby (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c)          Such Grantor shall notify Collateral Agent promptly if it knows, or has reason to know, that any application or registration for any Material Intellectual Property owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any such Material Intellectual Property (other than office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property), it being agreed and understood that any Adverse Proceedings disclosed under the Credit Agreement as of the Closing Date have satisfied this requirement. Except as shall be consistent with commercially reasonable business judgment, such Grantor shall take all actions that are necessary or reasonably requested by Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) owned by such Grantor and to maintain each registration and recordation included in the Material Intellectual Property.

(d)          Such Grantor shall not knowingly do any act or omit to do any act reasonably expected to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person, it being agreed and understood that any Adverse Proceedings disclosed under the Credit Agreement as of the Closing Date shall not be deemed to be a breach of this covenant. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor, it being understood and agreed that all actions taken by any Grantor in any Adverse Proceeding disclosed under the Credit Agreement as of the Closing Date shall be deemed to be in compliance with this covenant.

(e)          Such Grantor shall execute and deliver to Collateral Agent in form and substance reasonably acceptable to Collateral Agent and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor that are included in the Material Intellectual Property and that are registered with the Applicable IP Office.

Section 4.8           Notices. Subject to the terms of this Agreement, such Grantor shall promptly notify the Collateral Agent in writing of its acquisition of any material interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 4.9           Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim in excess of $350,000 individually (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall promptly, but in any event, no later than concurrently with the delivery of the next Compliance Certificate required to be delivered in connection with the financial statements to be delivered pursuant to Section 5.1(c) of the Credit Agreement after which such commercial tort claim was acquired, deliver to Collateral Agent, in each case in form and substance reasonably satisfactory to Collateral Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to Collateral Agent, in each case in form and substance reasonably satisfactory to Collateral Agent, any document, and take all other action, deemed by Collateral Agent to be reasonably necessary or appropriate for Collateral Agent to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 4.9 shall, after the receipt thereof by Collateral Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V

Remedial Provisions

Section 5.1           Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)          Disposition of Collateral. To the maximum extent permitted by law, without limiting the generality of the foregoing, Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)          Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at Collateral Agent’s request, it shall assemble the Collateral and make it available to Collateral Agent at places that Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Collateral Agent is able to sell, assign, convey or transfer any Collateral, Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Collateral Agent and (iv) Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Collateral Agent.

(d)          Application of Proceeds. Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Collateral Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by Collateral Agent of any other amount required by any requirement of Law, need Collateral Agent account for the surplus, if any, to any Grantor.

(e)          Direct Obligation. Neither Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Collateral Agent and any other Secured Party under any Credit Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Collateral Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)           Commercially Reasonable. To the extent that applicable requirements of Law impose duties on Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Collateral Agent to do any of the following:

(i)          fail to incur significant costs, expenses or other liabilities reasonably deemed as such by Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)         fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)        fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)        advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)         exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Collateral Agent in the collection or disposition of any Collateral, or utilize internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)        dispose of assets in wholesale rather than retail markets;

(vii)       disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)      purchase insurance or credit enhancements to insure Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1. Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on Collateral Agent that would not have been granted or imposed by this Agreement or by applicable requirements of Law in the absence of this Section 5.1.

(g)          IP Licenses. For the purpose of enabling Collateral Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) after the occurrence and during the continuance of an Event of Default, at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, for the benefit of the Secured Parties, (i) to the extent permitted under any applicable license, an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor constituting Collateral and access to all media in which any of the licensed items may be recorded or stored and access to all Software and programs constituting Collateral used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor constituting Collateral.

Section 5.2           Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by Collateral Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Collateral Agent, in a Cash Collateral Account, subject to withdrawal by Collateral Agent as provided in Section 5.4. Until so turned over, such payment shall be held by such Grantor in trust for Collateral Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)          At any time during the continuance of an Event of Default:

(i)          each Grantor shall, upon Collateral Agent’s request, deliver to Collateral Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to Collateral Agent and that payments in respect thereof shall be made directly to Collateral Agent;

(ii)         Collateral Agent may, without notice, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, Collateral Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii)        each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Collateral Agent to ensure any Internet Domain Name is registered.

(c)          Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Credit Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3           Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by Collateral Agent to the relevant Grantor or Grantors, Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)          Proxies. In order to permit Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder during the continuance of an Event of Default, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) and which proxy shall only terminate upon the Facility Termination Date.

(c)          Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to Collateral Agent.

Section 5.4            Proceeds to be Turned over to and Held by Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, unless otherwise expressly provided in the Credit Agreement or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Collateral Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by Collateral Agent in cash or Cash Equivalents shall be held by Collateral Agent in a Cash Collateral Account. All proceeds being held by Collateral Agent in a Cash Collateral Account (or by such Grantor in trust for Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 5.5            Sale of Pledged Collateral. (a) Each Grantor recognizes that Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)          Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 5.1 and this Section 5.5 valid and binding and in compliance with all applicable requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Collateral Agent and other Secured Parties, that Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is then continuing under the Credit Agreement or that the Facility Termination Date has occurred. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Collateral Agent.

Section 5.6            Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Collateral Agent or any other Secured Party to collect such deficiency.

ARTICLE VI

Collateral Agent

Section 6.1          Collateral Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints Collateral Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Credit Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Credit Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives Collateral Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following (in the case of licensed Intellectual Property, subject to the terms, conditions and limitations of any contract or agreement to which any such Grantor is a party with respect to such Collateral or any part thereof) when an Event of Default shall be continuing:

(i)          in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)         in the case of any Intellectual Property owned by or licensed to the Grantors constituting Collateral, execute, deliver and have recorded any document that Collateral Agent may request to evidence, effect, publicize or record Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)        pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)        execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)         (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Collateral Agent or as Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or, to the extent permitted under the applicable agreement, any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as Collateral Agent shall in its sole discretion determine (in the case of licensed Intellectual Property, subject to the terms, conditions and limitations of any IP License to which the Grantor is a party with respect to Collateral or any part thereof), including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes and do, at Collateral Agent’s option, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Credit Documents, all as fully and effectively as such Grantor might do.

(vi)        If any Grantor fails to perform or comply with any Contractual Obligation contained herein, Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b)          The reasonable and documented out-of-pocket expenses of Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate set forth in, and in accordance with, Section 2.6 of the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Collateral Agent on demand.

(c)          Each Grantor hereby ratifies, to the maximum extent permitted by applicable law, all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released (or, if earlier, with respect to any particular Collateral, until termination of Collateral Agent’s security interest with respect thereto as provided in Section 7.2).

Section 6.2           Authorization to File Financing Statements. Each Grantor authorizes Collateral Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Collateral Agent reasonably determines appropriate to perfect, or continue or maintain perfection of, the security interests of Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar import. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 6.3           Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of Collateral Agent under this Agreement with respect to any action taken by Collateral Agent or the exercise or non-exercise by Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Collateral Agent and the Grantors, Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 6.4           Duty; Obligations and Liabilities. (a) Duty of Collateral Agent. Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Collateral Agent deals with similar property for its own account. The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent’s interest in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Collateral Agent in good faith.

(b)          Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VII

Miscellaneous

Section 7.1            Reinstatement. Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 7.2            Release of Collateral. (a) At the time provided in subsection 9.8(b)(ii)(z) of the Credit Agreement, the Collateral shall automatically be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, Collateral Agent shall promptly deliver to such Grantor any Collateral of such Grantor held by Collateral Agent hereunder and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)          If Collateral Agent shall be directed or permitted pursuant to Section 9.8(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such subsection. In connection therewith, Collateral Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release, including delivery of any such released Collateral held by or in the possession of Collateral Agent.

(c)          At the time provided in Section 9.8(b) of the Credit Agreement (and subject to the conditions therein) and at the request of Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold to any Person that is not an Affiliate of Holdings, a Borrower and the Subsidiaries of a Borrower in a transaction permitted by the Credit Documents.

Section 7.3           Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due (after giving effect to any grace period), or upon the occurrence and during the continuance of any Event of Default, Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 7.4           No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 7.5           Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.5 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by Collateral Agent and each Grantor directly affected thereby.

Section 7.6           Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of a Borrower or as required pursuant to Section 5.10 of the Credit Agreement, a Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Collateral Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)          Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes Collateral Agent to attach each Pledge Amendment to this Agreement.

Section 7.7           Notices. All notices, requests and demands to or upon Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.1 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to Borrower’s notice address set forth in Appendix B to the Credit Agreement.

Section 7.8           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Collateral Agent.

Section 7.9           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually executed counterpart hereof.

Section 7.10         Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 7.11         Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.12         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTION HEREUNDER, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.12 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 10.8 OF THE CREDIT AGREEMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

WAITR INC., a Delaware corporation, as a Grantor

By:	/s/ Christopher Meaux
Name: Christopher Meaux
Title: Chief Executive Officer

WAITR INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company, as a Grantor

By:	/s/ Steven Scheinthal
Name: Steven Scheinthal
Title: President and Secretary

Pledge and Security Agreement

ACCEPTED AND AGREED
as of the date first above written:

LUXOR CAPITAL GROUP, LP, as Collateral Agent

By:	/s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel

Pledge and Security Agreement

ANNEX 1

TO

PLEDGE AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of __________ __, 20__, is delivered pursuant to Section 7.6 of the Pledge and Security Agreement, dated as of November 15, 2018, by Waitr Inc., a Delaware corporation (“Borrower”), the undersigned Grantor and the other Affiliates of Borrower from time to time party thereto as Grantors in favor of Luxor Capital Group, LP, as Collateral Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time, the “Pledge and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Pledge and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 3.1, 3.2, 3.4 and 3.9 of the Pledge and Security Agreement is true and correct as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

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Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

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ACKNOWLEDGED AND AGREED
as of the date first above written:

LUXOR CAPITAL GROUP, LP, as Collateral Agent

By:
Name:
Title:

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ANNEX 2

TO

PLEDGE AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 7.6 of the Pledge and Security Agreement, dated as of November 15, 2018, by Waitr Inc., a Delaware corporation (“Borrower”) and the Affiliates of Borrower from time to time party thereto as Grantors in favor of Luxor Capital Group, LP, as Collateral Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time, the “Pledge and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Pledge and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.6 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to Collateral Agent for the benefit of the Secured Parties, and grants to Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Pledge and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 5 to the Pledge and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Pledge and Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Agreement shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

This Joinder Agreement and the rights and obligations of the parties hereto shall be governed by, and in construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned has caused this joinder agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

LUXOR CAPITAL GROUP, LP, as Collateral Agent

By:
Name:
Title:

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ANNEX 3
TO
PLEDGE AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _________ __, 20__, is made by _____________________ (the “Grantor”), in favor of Luxor Capital Group, LP (“Luxor Capital”), as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Lenders (as defined in the Credit Agreement referred to below) and the other Secured Parties.

WITNESSETH:

WHEREAS, pursuant to the Credit and Guaranty Agreement, dated as of November 15, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Waitr Inc., a Delaware corporation (the “Borrower”), Waitr Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), the other Credit Parties (as defined in the Credit Agreement), the Lenders from time to time party thereto and Luxor Capital, as administrative agent and collateral agent for the Lenders, the Lenders have severally agreed to make an extension of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, each Credit Party has executed and delivered that certain Pledge and Security Agreement, dated as of November 15, 2018 in favor of Collateral Agent for the benefit of the Secured Parties (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”); and

WHEREAS, the Grantor is party to the Pledge and Security Agreement pursuant to which the Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and Administrative Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extension of credit to Borrower thereunder, the Grantor hereby agrees with Collateral Agent as follows:

Section 1.          Defined Terms. Capitalized terms used herein without definition are used as defined in the Pledge and Security Agreement.

Section 2.          Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. The Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Grantor, hereby mortgages, pledges and hypothecates to Collateral Agent for the benefit of the Secured Parties, and grants to Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of the Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)          [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

1 Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

A3-1

(b)          all renewals, reversions and extensions of the foregoing; and

(c)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)           [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals and extensions of the foregoing;

(c)          all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

; provided, however, that the [Copyright] [Patent] [Trademark] Collateral being assigned hereunder shall not be construed as a current assignment but rather as a security interest that provides the Secured Parties such rights as are provided to holders of security interests under applicable law.

Section 3.          Pledge and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to Collateral Agent pursuant to the Pledge and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.         Grantor Remains Liable. The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

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Section 5.          Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.          Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR], as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

LUXOR CAPITAL GROUP, LP, as Collateral Agent

By:
Name:
Title:

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SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.	REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.	[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.	IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]